UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
September 17, 2010

AIRGAS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9344	56-0732648
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

259 North Radnor-Chester Road, Suite 100 Radnor, PA 19087-5283
(Address of principal executive offices)

Registrant's telephone number, including area code: (610) 687-5253

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 17, 2010, the Board of Directors (the “Board”) of Airgas, Inc. (“Airgas” or the “Company”) elected James C. van Roden, Jr. as Chairman of the Board.

The information concerning Mr. van Roden set forth in the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the SEC on July 23, 2010, is hereby incorporated by reference.  Mr. van Roden’s current term as an Airgas director expires at Airgas’s 2011 annual meeting of stockholders.

On September 23, 2010, in accordance with Airgas’ Certificate of Incorporation and By-Laws, the Board increased the size of the Board to ten members.  After the Airgas directors who meet the applicable independence requirements of the New York Stock Exchange unanimously approved his eligibility to serve on the Board (having retained and consulted with nationally recognized legal and financial advisors that have not represented and are not representing the Company in any other capacity), the Board unanimously appointed Peter McCausland as an Airgas director.  Because he is President of the Company, Mr. McCausland will be a member of the Executive Committee of the Board pursuant to the Company’s By-Laws.  Under Airgas’ By-Laws, Mr. McCausland’s term as director will expire at Airgas’ 2011 annual meeting of stockholders.  Airgas announced Mr. McCausland’s appointment in a press release dated September 23, 2010, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

The final voting results for each of the nominees and proposals submitted to a vote of stockholders at Airgas’ annual meeting held on September 15, 2010 are identical to the preliminary results disclosed on the Current Report on Form 8-K filed with the SEC on September 21, 2010.

Item 9.01 Financial Statements and Exhibits

 (d)  Exhibits.

99.1 – Press Release issued by Airgas, dated September 23, 2010.

Signature

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	September 23, 2010	AIRGAS, INC.
(Registrant)

		BY:	/s/ Robert H. Young, Jr.
Robert H. Young, Jr.
Senior Vice President and General Counsel

Exhibit Index

(d) Exhibits.

Exhibit 99.1	Press Release issued by Airgas, dated September 23, 2010.